Exhibit 99.1

Pulse Biosciences Announces First Successful Procedures in PRECISE Benign Thyroid Nodule (BTN) Study

HAYWARD, Calif. [Business Wire]– September 2, 2025, Pulse Biosciences, Inc. (Nasdaq: PLSE), a company leveraging its novel and proprietary Nanosecond Pulsed Field Ablation™ (nanosecond PFA or nsPFA™) technology, today announced the first successful procedures in a multicenter IRB-approved study using Pulse Biosciences’ nsPFA™ Percutaneous Electrode System for the treatment of benign thyroid nodules (BTNs).

“Successful procedures for the first enrolled patients in our PRECISE-BTN clinical study for the treatment of benign thyroid nodules (BTNs) marks a significant milestone not only for Pulse Biosciences but also for the broader medical community and patients who stand to benefit from this organ-sparing technology,” said Dr. Ralph P. Tufano, director of Head and Neck Endocrine Surgery at Sarasota Memorial Hospital (SMH) in Sarasota, Florida, and principal investigator for the PRECISE-BTN study conducted through SMH’s Kolschowsky Research and Education Institute and Brian D. Jellison Cancer Institute.. “The objective of this multicenter clinical study is to continue to build clinical evidence in support of this patient-friendly procedure by showing we can safely reduce the debilitating symptoms caused by BTNs, while preserving thyroid function and avoiding complete thyroid removal. Our first two procedures were successful, and we are showing early positive results. We look forward to providing further updates as patients progress.”

The PRECISE-BTN study is a prospective, single arm, multicenter, clinical study using the Pulse Biosciences nsPFA™ Percutaneous Electrode System for the treatment of BTNs. Benign thyroid nodule soft tissue ablation procedures will be performed on up to 50 patients with the nsPFA™ Percutaneous Electrode System across four sites. Per study protocols, patients will be observed and evaluated in follow-up visits to assess the procedure at 1, 3, 6 and 12 months post procedure. Study endpoints evaluated during the follow-up timepoints include safety, targeted nodule volume reduction, symptom reduction, and improvements in quality of life and cosmesis.

“In addition to the remarkable work done to enroll and treat our first patients in the PRECISE-BTN multicenter clinical study, we continue to successfully treat patients through the pilot phase of our commercial launch,” said Paul LaViolette, CEO and Co-Chairman of Pulse Biosciences. “The progression of our clinical studies highlights our commitment to advancing patient treatment and providing valuable insights and outcomes in our field.”

About Pulse Biosciences®

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the intention as well as the potential to improve the quality of life for patients. The Company’s proprietary CellFX® nsPFA™ technology delivers nanosecond pulses of electrical energy to non-thermally clear cells while sparing adjacent noncellular tissue. The Company is actively pursuing the development of its CellFX nsPFA technology for use in the treatment of atrial fibrillation and in a select few other markets where it could have a profound positive impact on healthcare for both patients and providers, such as surgical soft tissue ablation.

Pulse Biosciences, CellFX, Nano-Pulse Stimulation, NPS, nsPFA, CellFX nsPFA, nanosecond PFA and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and other countries.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the effectiveness of the Company’s CellFX nsPFA Percutaneous Electrode System to safely and effectively treat benign thyroid nodules or cause significant nodule volume reductions, statements concerning whether any clinical study will show that the Company’s novel nsPFA mechanism of action will deliver fast and precise ablations or effectiveness as a treatment for BTNs, statements concerning early clinical successes and whether they are predictive of the safety and effectiveness of any medical device such as the nsPFA Percutaneous Electrode System, and Pulse Biosciences’ expectations, whether stated or implied, regarding whether the Company’s CellFX nsPFA technology will become a disruptive, superior and durable treatment option for treating benign thyroid nodules or any other medical condition or otherwise advance current medical standards of care, and other future events. These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contacts:

Investors:

Pulse Biosciences, Inc.

Jon Skinner, CFO

IR@pulsebiosciences.com

Or

Gilmartin Group
Philip Trip Taylor

415.937.5406
philip@gilmartinir.com